BSD Software, Inc. Announces Appointment of New President at Triton Global Communications, Inc



BOCA RATON, Fla.--(BUSINESS WIRE)--Nov. 4, 2002--BSD Software Inc. (OTCBB: BSDS, news) is pleased to announce that its operating subsidiary, Triton Global Communications, Inc., (a Canadian company based in Calgary, Alberta) has appointed Mr. Rob Treumann as President, effective November 5, 2002.

Mr. R. Treumann is the former President, Enterprise Communications Solutions, of SPRINT CANADA, INC.

As an experienced senior executive with significant accomplishments, Mr. Treumann brings to Triton relationships developed over fourteen years in the high technology industry. He is an effective market driven leader with a superior ability to develop, focus and motivate cross-functional teams to deliver results. Mr. Treumann has a proven track-record managing P&L/operating budgets, sales, marketing, product development and customer service. He is an innovative and clear communicator with the ability to create excitement and successfully achieve the corporate vision.

He looks forward to leading a highly skilled team of experts focused on providing a defined set of high quality services that are fully adaptable to the specific support requirements of Triton's individual customers.

Mr. Guy Fietz founder and current President of Triton Global Communications, Inc. will assume the role of Chief Executive Officer.

About Triton

Triton was incorporated in April 1998 and is a leading provider of billing, clearinghouse and information management services to the telecommunications industry. Triton focuses on helping its clients improve services and profitability by enabling them to streamline their operations and make quicker, more informed billing decisions.

With the implementation of a proprietary, Voice Over IP (VOIP) Platform scheduled for full implementation in January, 2003, Triton's customers will also have access to an enhanced suite of web - based services. Enhanced services include "live agent" e-business fulfillment, mobile and telematic information services. These proprietary services have been designed to target the global customer who demands lower costs and superior service.

Triton is capable of delivering these services, from and to any global location having internet access, in over 150 languages, on a real time basis.

Currently focused on the hospitality industry, Triton has identified over 15 other vertical markets to which the technology will be applicable.

Triton, after 5 years of development, operates throughout North America and, to a limited extent, other parts of the world and has plans to rapidly expand its services in Europe and Asia.

For further information please contact Triton at 1-877-813-2419 or info@tritonglobal.ca
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Forward looking Statements

The statements made in this press release are forward- looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risk include, but are not limited to, the ability of Triton or the company to execute effectively its business plan, changes in the market for Triton's business services, changes in the market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), systems failures, economic and political conditions, changes in customer behavior and the introduction of competing products having technological and /or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The company assumes no obligation to update information concerning its expectations.


     CONTACT: Triton Global Communications, Inc., Calgary, Alberta
              Guy Fietz, 403/257-7090